UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 25, 2008

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota		55403
(Address of Principal Executive Offices)		(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective April 25, 2008, BUCA, Inc. (the “Company”) entered into a Contract of Sale with Barton Creek Capital, LLC (“Barton Creek”), whereby the Company has agreed to sell, and Barton Creek has agreed to purchase, the Company’s restaurant property located in Summerlin, Nevada for a purchase price of $3,150,000. The agreed upon sale is part of a sale and simultaneous leaseback of the property. The transaction is expected to close within the next 60 days, subject to receipt of a satisfactory commitment for title insurance, as well as other customary conditions. At the closing of the transaction, the Company will enter into a lease wherein Barton Creek will lease the property back to the Company for 15 years with three consecutive five year renewal options.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2008	BUCA, INC. (Registrant)

	By	/s/ Richard G. Erstad
Richard G. Erstad
General Counsel and Secretary